UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 4, 2013

EXOPACK HOLDING CORP.
(Exact name of registrant specified in its charter)

Delaware	333-136559	76-0678893
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3070 Southport Road, Spartanburg, SC	29302
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone, including area code: (864) 596-7140

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) Compensatory Arrangements of Certain Officers.

On October 4, 2013, CPG Finance, Inc. (“CPG”), the parent of the sole stockholder of Exopack Holding Corp. (the “Company”), entered into retention bonus agreements with 27 employees of the Company, including the following named executive officers: Jack E. Knott, Chairman and Chief Executive Officer; J. Scott Ross, President of CPG Products Division; Gene Welsh, Executive Vice President of Food Group and President of Consumer Food Division; and Duane Owens, Secretary, Treasurer and Director of Investor Relations (each a “Named Executive Officer” and collectively, the “Named Executive Officers”). The aggregate amount of bonuses payable by CPG to all 27 Company employees under the retention bonus agreements totals approximately $3.3 million. The bonus amounts payable to the Named Executive Officers are as follows: Jack E. Knott will receive $1,939,503; J. Scott Ross will receive $214,269; Gene Welsh will receive $155,160 and Duane Owens will receive $1,000.

In exchange for the payment of a retention bonus (the “Retention Bonus”), CPG entered into the retention bonus agreements in order to cancel (i) all outstanding options granted to the Company’s employees under the 2005 Stock Option Plan of CPG Finance, Inc. and (ii) any remaining amounts payable pursuant to certain bonus agreements. The retention bonus agreements entered into between CPG and Jack E. Knott, J. Scott Ross and Gene Welsh, respectively, are each substantially in the form attached hereto as Exhibit 10.1 (the “Retention Bonus Agreements”), and such form is incorporated herein by reference.

Pursuant to the Retention Bonus Agreements, the Retention Bonuses will be paid in three equal cash payments on the following dates: (i) within ten days after October 4, 2013; (ii) within ten days after July 1, 2014; and (iii) within ten days after July 1, 2015. A Named Executive Officer will not be entitled to receive any portion of his Retention Bonus if at the time a payment is due (x) he is no longer an employee of the Company or certain of the Company’s affiliates or (y) he breaches or violates any of the terms or provisions of the Retention Bonus Agreement, his prior option grant agreement or any future grant agreement. The Retention Bonus will be paid to a Named Executive Officer within 30 days following a Change in Control involving CPG, or following termination of the employment of the Named Executive Officer without Cause, or as a result of the death or Disability of such Named Executive Officer (as such terms are defined in the Retention Bonus Agreement). In addition, Mr. Knott shall be paid the Retention Bonus within 30 days following termination of his employment if such termination is made by Mr. Knott for Good Reason (as such term is defined in the Retention Bonus Agreement).

Item 9.01 Financial Statements and Exhibits.

(d)     Exhibits

The list of exhibits in the Exhibit Index is incorporated herein by reference.

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SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EXOPACK HOLDING CORP.

Date: October 9, 2013	By:	/s/ Jack E. Knott
Name: Jack E. Knott
Title: Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Form of Retention Bonus Agreement